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                                                                    EXHIBIT (99)


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q/A of CMS Energy Corporation (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth Whipple, as Chairman of the Board and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




   /s/  Kenneth Whipple
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Name:  Kenneth Whipple
Title: Chairman of the Board and
       Chief Executive Officer
Date:  July 23, 2003




   /s/  Thomas J. Webb
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Name:  Thomas J. Webb
Title: Executive Vice President and
       Chief Financial Officer
Date:  July 23, 2003



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.